Exhibit 99.1

Corporate Office Properties Trust	Contact:
8815 Centre Park Drive, Suite 400	Mary Ellen Fowler
Columbia, Maryland 21045	Vice President
Telephone 410-730-9092	Finance and Investor Relations
Facsimile 410-740-1174	410-992-7324
Website www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE	For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS STRONG

FOURTH QUARTER AND YEAR-END 2004 RESULTS

COLUMBIA, MD February 9, 2005 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter and year ended December 31, 2004.

Shareholder Return

The Company’s shareholders earned a total return of 45% for the year ended 2004. For the past five years, the Company’s shareholders earned a total return of 427%, based on numbers compiled by the National Association of Real Estate Investment Trusts as of December 31, 2004.  These return computations include the re-investment of dividends on the ex-dividend date and share price appreciation.

2004 Highlights

•      Earnings per Share (“EPS”) diluted of $.54 for the year ended 2004 compared to $.27 per share diluted for the year ended 2003. Included in 2004 net income available to common shareholders was recognition of an accounting charge of $1.8 million ($.05 per diluted share) reflecting the issuance costs of the Series B preferred shares redeemed during 2004. Without this accounting charge, net income available to common shareholders – diluted, as adjusted, would have been $.59 per share for 2004. Earnings per share diluted for 2003 was impacted by an $11.2 million accounting charge ($.39 per diluted share) recognized in connection with the repurchase of the Series C convertible preferred units during the year. Without this accounting charge, earnings per share diluted for 2003 would have been $.66 per share.

•      11.5% increase in Funds from Operations (“FFO”) per diluted share to $1.74 for the year ended 2004 compared to $1.56 for the year ended 2003.  Excluding the effects of SFAS 141, the Company’s diluted FFO per share would have been $1.71 for the year ended 2004 as compared to $1.51 for the comparable 2003 period, representing an increase of 13.2% per share.

•      94.0% occupied, 95.0% leased at December 31, 2004.

•      $264.3 million in acquisitions for 22 office buildings for a combined 1,624,658 square feet that was 91.8% occupied.

•      71.4% renewal rate on expiring leases for the year, 947,545 square feet renewed with an average capital cost of $5.42 per square foot.

•      7.2% and 5.1% increase in base and total rent, respectively, on a straight-line basis for renewed and retenanted space during 2004.

•      907,119 square feet under construction that is 36.5% pre-leased.

•      8.5% increase in quarterly dividend from $.235 to $.255 per share.

•      $115.7 million in proceeds raised through the issuance of 5.0 million common shares.

•      $300.0 million unsecured revolving line of credit closed March 2004, replacing $150.0 million secured line.

“By pursuing our focused strategy over the last five years, we have achieved sector leading FFO growth and total return for our shareholders. Through our geographic and tenant focus we have created a dominant franchise in our target markets, with significant expansion opportunities. Going forward, we will pursue tenant driven opportunities, including those located outside our target markets,” stated Clay W. Hamlin, III, Chief Executive Officer.

Fourth Quarter 2004 Highlights

•      Earnings per Share (“EPS”) diluted of $.15 for the fourth quarter of 2004 as compared to $.14 per diluted share for the fourth quarter of 2003.

•      12.5% increase in Funds from Operations (“FFO”) per diluted share to $.45 for the fourth quarter of 2004 up from $.40 per diluted share for fourth quarter 2003.

•      55.4% FFO payout ratio and 87.9% AFFO payout ratio for the fourth quarter of 2004. AFFO payout ratio was impacted by a $1.4 million increase in straight-line rent associated with One Dulles Tower in Herndon, Virginia.

•      $34.3 million in acquisitions for eight office buildings totaling 274,635 square feet.

•      55.9% of expiring leases renewed, for a total of 184,543 square feet.

•      Same property NOI, representing 80.7% of the portfolio, decreased by 1.1% on a cash basis and increased 1.5% on a GAAP basis, compared to the same quarter of 2003.

Financial Results

EPS for the year ended December 31, 2004 totaled $.54 per diluted share and net income available to common shareholders totaled $18.9 million, as compared to $.27 per diluted share and $7.7 million net income available to common shareholders for the year ended 2003. Included in the 2004 net income available to common shareholders is recognition of a $1.8 million accounting charge ($.05 per share) related to the write off of initial offering costs for the Series B preferred shares redeemed during 2004. Earnings per share diluted for 2003 was impacted by an accounting charge of $11.2 million ($.39 per share) recognized in connection with the repurchase of the Series C convertible preferred units in June 2003. Excluding these accounting charges, earnings per share diluted for 2004 and 2003 would have been $.59 and $.66 per share, respectively, a decrease of 10.6%.

For the quarter ended December 31, 2004, EPS totaled $.15 per diluted share and net income available to common shareholders totaled $5.8 million, as compared to $.14 per diluted share and $4.3 million net income available to common shareholders for the quarter ended December 31, 2003, representing an increase of 7.1% per share.

Diluted FFO for the year ended December 31, 2004 totaled $76.2 million, or $1.74 per diluted share, as compared to $61.3 million, or $1.56 per diluted share, for the year ended December 31, 2003, representing an 11.5% increase on a per share basis. Included in 2004 diluted FFO was recognition of an accounting charge of $1.8 million reflecting the issuance costs of the Series B preferred shares redeemed during 2004. Without this accounting charge, FFO per share – diluted, as adjusted, would have been $1.78 per share for 2004.

The Company recorded $931,000 and $1,817,000 of SFAS 141 revenues for the years ended December 31, 2004 and December 31, 2003, respectively.  Excluding the effects of SFAS 141, diluted FFO per share would have been $1.71 per share for the year 2004 as compared to $1.51 per share for the comparable 2003 period, representing an increase of 13.2% per share.

The Company’s diluted FFO for the three months ended December 31, 2004 totaled $20.9 million, or $.45 per diluted share, as compared to $16.2 million, or $.40 per diluted share, for the three months ended December 31, 2003, representing a 12.5% increase on a per share basis. The Company recorded $125,000 and $352,000 of SFAS 141 revenues for the three months ended December 31, 2004 and December 31, 2003, respectively.  Excluding the effects of SFAS 141, diluted FFO per share would have been $.44 per share for the three months ended December 31, 2004 as compared to $.39 per share for the comparable 2003 period, representing an increase of 12.8% per share.

Diluted FFO Payout ratio was 55.7% for year 2004 compared to 56.8% for the comparable 2003 period. The Company’s diluted FFO Payout ratio for the three months ended December 31, 2004 was 55.4%, as compared to 55.8% for the comparable 2003 period.

Diluted AFFO for the year ended December 31, 2004 totaled $51.4 million, as compared to $43.2 million for the year ended December 31, 2003, representing an increase of 19.0%.  Diluted AFFO Payout ratio was 82.7% for year ended 2004, compared to 80.6% for the comparable 2003 period.

Diluted AFFO for the three months ended December 31, 2004 totaled $13.2 million, as compared to $11.1 million for the three months ended December 31, 2003, representing a 19.0% increase. The Company’s diluted AFFO Payout ratio for the three months ended December 31, 2004 was 87.9%, as compared to 81.6% for the comparable 2003 period. AFFO for fourth quarter 2004 was impacted by a $1.4 million increase in straight-line rent associated with One Dulles Tower in Herndon, Virginia.

Revenues from real estate operations for the year ended December 31, 2004 were $214.6 million, as compared to the year ended December 31, 2003 of $174.4 million. As of December 31, 2004, the

Company had a total market capitalization of approximately $2.5 billion, with $1.0 billion in debt outstanding, equating to a 40.4% debt-to-total market capitalization ratio. Total Debt to Undepreciated Book Value of Real Estate Assets was 58.3%. The Company’s total quarterly weighted average interest rate was 5.9%, and 77.1% of total debt was subject to fixed interest rates, including interest rate swaps.

For the fourth quarter 2004, EBITDA interest coverage ratio was 3.0x, and the EBITDA fixed charge ratio was 2.3x.

“We have expanded into two new submarkets this year – one in St. Mary’s and King George Counties in Maryland and Virginia respectively, and the second in Tysons Corner, Virginia. In both locations, we have established a large position that we can continue to grow through additional acquisitions and development,” stated Randall M. Griffin, President and Chief Operating Officer.  “We reached our target occupancy, ending the year at 94.0%. We continue to accelerate our development program to meet continued strong demand from our tenants.”

Operating Results

At December 31, 2004, the Company’s portfolio of 145 office properties totaling 12.0 million square feet, including two joint venture properties, was 94.0% occupied and 95.0% leased. The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements) was $20.32 per square foot.

For the year ended December 31, 2004, the Company renewed 947,545 square feet or 71.4% of leases expiring (based on square footage), at an average capital cost of $5.42 per square foot. For the 1,694,264 square feet renewed and retenanted during the year, the Company achieved increases of 7.2% in base rent and 5.1% in total rent on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date. Base rent and total rent increased 2.2% and .5%, respectively, on a cash basis. The average capital cost for the renewed and retenanted space was $10.86 per square foot.

For the quarter ended December 31, 2004 the Company renewed 55.9% of leases expiring, at an average capital cost of $7.78 per square foot. For renewed and retenanted space, the Company achieved a 6.8% increase in straight-line base rent and a 5.6% increase in straight-line total rent. On a cash basis for renewed and retenanted space, base rent increased 5.7% and total rent increased 4.6%. The average capital cost for renewed and retenanted space was $15.76 per square foot.

Same property Cash Net Operating Income decreased by 1.1% and same property GAAP Net Operating Income increased 1.5% for fourth quarter 2004, as compared to the results for the same 2003 period.  The Company’s same property portfolio consists of 116 buildings and represents 80.7% of the total square feet owned as of December 31, 2004.

Acquisition Activity

During the quarter ending December 31, 2004, the Company acquired eight office buildings comprising 274,635 square feet for a total cost of $34.3 million that were 100% leased at closing.

These office buildings are located within the Dahlgren Technology Center in King George County, Virginia, adjacent to the Dahlgren Naval Surface Warfare Center, and within Patuxent River Naval Air Station in St. Mary’s County, Maryland.

Including the buildings mentioned above, the Company acquired 22 buildings with a total 1,624,658 square feet, for a combined cost of $264.3 million, during 2004.

The Company also acquired 19 acres of land for $16.4 million during the year, which includes 14 acres located in Columbia Gateway Business Park and 5 acres located in Woodland Park in Herndon, Virginia.

Development Activity

At quarter end, the Company had seven buildings under construction totaling 907,119 square feet that are 36.5% leased.  In addition, the Company had four buildings under development for a total of 536,607 square feet. Including all buildings mentioned above, by year end, the Company had a total of 1,443,726 square feet under construction or development. Three buildings were placed into service during 2004, that totaled 300,691 square feet that were 90.3% leased.

Financing and Capital Transactions

The Company executed the following transactions during the year:

•      10% Series B Cumulative Redeemable Preferred Shares redeemed at $25.00 per share. The Company recorded a $1.8 million charge in the third quarter for the write-off of initial offering costs associated with the issuance of the Series B shares.

•      352,000 Series I convertible preferred units issued at $25.00 par for a total of $8.8 million in connection with the purchase of Pinnacle Towers.

•      $115.7 million in proceeds raised through the issuance of 5.0 million common shares during 2004. Proceeds from the offerings were utilized to repay debt, redeem preferred shares, and fund new acquisitions.

•      $300.0 million unsecured revolving line of credit closed March 2004, replacing a $150.0 million secured line.

•      $115.0 million seven year mortgage loan with a fixed rate of 5.47% closed, with $43.6 million in floating rate debt repaid.

•      $63.0 million loan to finance construction of three buildings at National Business Park closed during September 2004.

•      8.5% increase in quarterly common dividend from $.235 to $.255 per share.

Earnings Guidance

The Company’s 2005 annual EPS guidance is $.48 – $.54 per diluted share.  The 2005 annual FFO per share guidance is $1.78 – $1.85 per diluted share.  The Company’s 2005 first quarter EPS guidance is $0.12 - $0.13 per diluted share.  The Company’s 2005 first quarter FFO guidance is $0.43 - $0.44 per diluted share.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  February 10, 2005

Time:  4:00 p.m. ET

Dial In Number: 800-474-8920

Confirmation Code for the call:  4965091

A replay of this call will be available beginning Thursday, February 10, 2005 at 7:00 p.m. ET through Thursday, February 24, 2005 at midnight ET. To access the replay, please call 888-203-1112 and use confirmation code 4965091.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust is a fully integrated, self-managed, real estate investment trust which focuses on the ownership, management, leasing, acquisition and development of suburban office properties located in select Mid-Atlantic submarkets. The Company also pursues selective expansion outside of our core markets to meet anticipated current tenant demand. The Company currently owns 145 office properties totaling 12.0 million rentable square feet, including two properties held through joint ventures. Corporate Development Services provides a wide range of development and construction management services.  In addition, Corporate Office Services provides land planning, design/build services, consulting and merchant development to third party entities. The Company’s shares are traded on the New York Stock Exchange under the symbol OFC. More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      the Company’s ability to borrow on  favorable terms;

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      governmental actions and initiatives; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

Amounts in thousands, except per share data)

	Three months ended December 31
	2004	2003

Revenues
Real estate revenues	$58,613	$46,579
Service operations revenues	7,715	5,277
Total revenues	66,328	51,856
Expenses
Property operating	17,170	13,869
Depreciation and other amortization associated with real estate operations	13,859	10,387
Service operations expenses	7,276	5,050
General and administrative expenses	3,467	2,242
Total operating expenses	41,772	31,548
Operating income	24,556	20,308
Interest expense	(12,648)	(10,471)
Amortization of deferred financing costs	(495)	(810)
Income from continuing operations before gain on sales of real estate, equity in loss of unconsolidated real estate joint ventures, income taxes and minority interests	11,413	9,027
Gain on sales of real estate, excluding discontinued operations	24	24
Equity in loss of unconsolidated real estate joint ventures	—	(7)
Income tax (expense) benefit	(420)	406
Income from continuing operations before minority interests	11,017	9,450
Minority interests in income from continuing operations of consolidated subsidiaries	(1,571)	(1,380)
Net Income	9,446	8,070
Preferred share dividends	(3,654)	(3,779)
Net income available to common shareholders	$5,792	$4,291

Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$5,792	$4,291
Dividends on convertible preferred shares	—	136
Numerator for diluted EPS	$5,792	$4,427

Denominator:
Weighted average common shares - basic	36,296	28,951
Assumed conversion of dilutive options	1,638	1,658
Assumed conversion of preferred shares	—	1,197
Weighted average common shares - diluted	37,934	31,806

EPS
Basic	$0.16	$0.15
Diluted	$0.15	$0.14

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three months ended December 31
	2004	2003

Net income	$9,446	$8,070
Add: Real estate-related depreciation and amortization	13,625	10,292
Add: Depreciation and amortization on unconsolidated real estate entities	—	112
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(30)	—
Less: Gain on sales of real estate, excluding development portion	(24)	(23)
Funds from operations (“FFO”)	23,017	18,451
Add: Minority interests-common units in the Operating Partnership	1,418	1,378
Less: Preferred share dividends	(3,654)	(3,779)
Funds from Operations - basic (“Basic FFO”)	20,781	16,050
Add: Convertible preferred share dividends	—	136
Add: Restricted common share dividends	98	—
Expense associated with dilutive options	—	1
Funds from Operations - diluted (“Diluted FFO”)	20,879	16,187
Less: Straight-line rent adjustments	(2,895)	(1,061)
Less: Recurring capital improvements	(4,695)	(3,714)
Less: Amortization of origination value of leases on acquired properties into rental revenue	(125)	(352)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$13,164	$11,060

Basic weighted average shares
Weighted average common shares	36,296	28,951
Conversion of weighted average common units	8,588	8,870
Basic weighted average common shares/units	44,884	37,821
Conversion of share options	1,638	1,663
Conversion of weighted average convertible preferred shares	—	1,197
Restricted common shares	238	—
Diluted weighted average common shares/units	46,760	40,681

Diluted FFO per common share	$0.45	$0.40

Dividends/distributions per common share/unit	$0.255	$0.235

Earnings payout ratio	160%	159%

Diluted FFO payout ratio	55%	56%

Diluted AFFO payout ratio	88%	82%
EBITDA interest coverage ratio	3.04	2.93
EBITDA fixed charge coverage ratio	2.33	2.16

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	37,934	31,806
Weighted average common units	8,588	8,870
Additional dilutive options	—	5
Restricted common shares	238	—
Denominator for diluted FFO per share	46,760	40,681

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Twelve months ended December 31
	2004	2003

Revenues
Real estate revenues	$214,573	$174,423
Service operations revenues	28,903	31,740
Total revenues	243,476	206,163
Expenses
Property operating	63,053	51,699
Depreciation and other amortization associated with real estate operations	51,904	37,122
Service operations expenses	26,996	30,933
General and administrative expenses	10,938	7,893
Total operating expenses	152,891	127,647
Operating income	90,585	78,516
Interest expense	(44,263)	(41,079)
Amortization of deferred financing costs	(2,431)	(2,767)
Income from continuing operations before (loss) gain on sales of real estate, equity in loss of unconsolidated real estate joint ventures, income taxes and minority interests	43,891	34,670
(Loss) gain on sales of real estate, excluding discontinued operations	(150)	472
Equity in loss of unconsolidated real estate joint ventures	(88)	(98)
Income tax (expense) benefit	(795)	169
Income from continuing operations before minority interests	42,858	35,213
Minority interests in income from continuing operations of consolidated subsidiaries	(5,826)	(6,759)
Income from continuing operations	37,032	28,454
Income from discontinued operations, net of minority interests	—	2,423
Net income	37,032	30,877
Preferred share dividends	(16,329)	(12,003)
Repurchase of preferred units in excess of recorded book value	—	(11,224)
Issuance costs associated with redeemed preferred shares	(1,813)	—
Net income available to common shareholders	$18,890	$7,650

EPS Computation
Numerator:
Net income available to common shareholders	$18,890	$7,650
Dividends on convertible preferred shares	21	—
Numerator for diluted EPS	$18,911	$7,650

Denominator:
Weighted average common shares-basic	33,173	26,659
Assumed conversion of dilutive options	1,675	1,362
Assumed conversion of preferred shares	134	—
Weighted average common shares-diluted	34,982	28,021

EPS
Basic	$0.57	$0.29
Diluted	$0.54	$0.27

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	For the twelve months ended December 31
	2004	2003

Net income	$37,032	$30,877
Add: Real estate-related depreciation and amortization	51,371	36,681
Add: Depreciation and amortization on unconsolidated real estate entities	106	295
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(86)	—
Less: Gain on sales of real estate, excluding development portion	(95)	(2,897)
Less: Issuance costs associated with redeemed preferred shares	(1,813)	—
Funds from operations (“FFO”)	86,515	64,956
Add: Minority interests-common units in the Operating Partnership	5,659	6,712
Less: Preferred share dividends	(16,329)	(12,003)
Funds from Operations - basic (“Basic FFO”)	75,845	59,665
Add: Convertible preferred share dividends	21	544
Add: Preferred unit distributions	—	1,049
Add: Restricted common share dividends	382	—
Expense associated with dilutive options	—	10
Funds from Operations - diluted (“Diluted FFO”)	76,248	61,268
Less: Straight-line rent adjustments	(8,364)	(4,840)
Less: Recurring capital improvements	(17,394)	(11,456)
Less: Amortization of origination value of leases on acquired properties into rental revenue	(931)	(1,817)
Add: Issuance costs associated with redeemed preferred shares	1,813	—
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$51,372	$43,155

Basic weighted average shares
Weighted average common shares	33,173	26,659
Conversion of weighted average common units	8,726	8,932
Basic weighted average common shares/units	41,899	35,591
Conversion of share options	1,675	1,405
Conversion of weighted average convertible preferred shares	134	1,197
Conversion of weighted average convertible preferred units	—	1,101
Restricted common shares	221	—
Diluted weighted average common shares/units	43,929	39,294

Diluted FFO per common share	$1.74	$1.56

Dividends/distributions per common share/unit	$0.98	$0.91

Earnings payout ratio	178%	328%
Diluted FFO payout ratio	56%	57%
Diluted AFFO payout ratio	83%	81%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	34,982	28,021
Weighted average common units	8,726	8,932
Convertible preferred shares	—	1,197
Convertible preferred units	—	1,101
Additional dilutive options	—	43
Restricted common shares	221	—
Denominator for diluted FFO per share	43,929	39,294

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars and shares in thousands, except per share data)

	December 31	December 31
	2004	2003
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,544,501	$1,189,258
Total assets	1,732,026	1,332,076
Mortgage and other loans payable	1,022,688	738,698
Total liabilities	1,111,224	801,899
Minority interests	98,878	79,796
Beneficiaries’ equity	521,924	450,381

Debt to Total Assets	59.0%	55.5%
Debt to Undepreciated Book Value of Real Estate Assets	58.3%	54.8%
Debt to Total Market Capitalization	40.4%	42.1%

Property Data, including joint ventures (as of period ended):
Number of properties owned	145	119
Total net rentable square feet owned (in thousands)	11,978	10,033
Occupancy	94.0%	91.2%

	Three Months Ended		Twelve Months Ended
	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	2004	2003	2004	2003
Reconciliation of diluted FFO as reported to diluted FFO excluding the effects of amortization of origination value of leases on acquired properties
Numerator for diluted FFO as reported	$20,879	$16,187	$76,248	$61,268
Less: Amortization of origination value of leases on acquired properties	(125)	(352)	(931)	(1,817)
Less: Restricted common share dividends	—	—	(382)	—
Numerator for diluted FFO, as adjusted	$20,754	$15,835	$74,935	$59,451

Diluted weighted average common shares	46,760	40,681	43,929	39,294
Less: Restricted shares	—	—	(221)	—
Diluted weighted average common shares for diluted FFO, as adjusted	46,760	40,681	43,708	39,294

Diluted FFO per common share excluding the effects of amortization of Origination value of leases on acquired properties	$0.44	$0.39	$1.71	$1.51

	Three Months Ended December 31
	2004	2003

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$9,446	$8,070
Interest expense on continuing operations	12,648	10,471
Income tax expense (benefit), gross	420	(406)
Depreciation and amortization on real estate operations	13,625	10,292
Amortization of deferred financing costs	495	810
Other depreciation and amortization	234	96
Minority interests	1,571	1,378
EBITDA	$38,439	$30,711

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2004	2003	2004	2003
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$9,288	$6,807	$33,579	$25,066
Convertible preferred share dividends	—	136	21	544
Common unit distributions	2,179	2,084	8,512	8,115
Common share dividends on restricted shares	98	—	382	—
Convertible preferred unit distributions	—	—	—	1,049
Dividends and distributions for FFO & AFFO payout ratio	$11,565	$9,027	$42,494	$34,774

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$33,186	$32,692
Less: Straight-line rent adjustments	(1,998)	(1,036)
Less: Amortization of origination value of leases on acquired properties	(232)	(352)
Same property cash net operating income	$30,956	$31,304

Reconciliation of interest expense from continuing operations to the denominator for fixed charge coverage-EBITDA
Interest expense from continuing operations	$12,648	$10,471
Preferred share dividends	3,654	3,779
Preferred unit distributions	165	—
Denominator for fixed charge coverage-EBITDA	$16,467	$14,250

	December 31,	December 31,
	2004	2003
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$1,732,026	$1,332,076
Assets other than assets included in investment in real estate	(187,525)	(142,818)
Accumulated depreciation on real estate assets	141,716	103,070
Intangible assets on real estate acquisitions, net	67,560	55,692
Denominator for debt to undepreciated book value of real estate assets	$1,753,777	$1,348,020

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended 12/31		Twelve months ended 12/31
	2004	2003	2004	2003
Reconciliation of tenant improvements, capital improvements and leasing costs for operating properties to recurring capital improvements

Total tenant improvements on operating properties	$3,455	$2,306	$14,067	$8,588
Total capital improvements on operating properties`	4,121	1,677	10,349	4,415
Total leasing costs incurred on operating properties	2,761	1,197	11,718	3,260
Less: Nonrecurring tenant improvements on operating properties	(772)	(936)	(3,993)	(2,024)
Less: Nonrecurring capital improvements on operating properties	(2,834)	(476)	(7,100)	(2,347)
Less: Nonrecurring leasing costs incurred on operating properties	(2,036)	(51)	(7,647)	(484)
Add: Recurring improvements on operating properties held through joint ventures	—	(3)	—	48
Recurring capital improvements	$4,695	$3,714	$17,394	$11,456

Twelve months ended December 31, 2004
Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares
Numerator for diluted EPS, as reported	$18,911
Add: Issuance costs associated with redeemed preferred shares	1,813
Numerator for diluted EPS, as adjusted	$20,724

Numerator for diluted FFO, as reported	$76,248
Add: Issuance costs associated with redeemed preferred shares	1,813
Numerator for diluted FFO, as adjusted	$78,061

Twelve months ended December 31, 2003
Reconciliation of numerator and denominator for diluted EPS as reported to numerator and denominator for diluted EPS without the repurchase of preferred units in excess of recorded book value
Numerator for diluted EPS, as reported	$7,650
Add: Repurchase of preferred units in excess of recorded book value	11,224
Dividends on convertible preferred shares	544
Expense on dilutive options	10
Numerator for diluted EPS, as adjusted	$19,428
Numerator for diluted EPS, as reported	28,021
Conversion of weighted average convertible preferred shares	1,197
Assumed conversion of additional share options	43
Numerator for diluted EPS, as adjusted	29,261

	Three Months Ending March 31, 2005		Twelve Months Ending December 31, 2005
Reconciliation of projected EPS-diluted to projected diluted FFO per share	Low	High	Low	High

Reconciliation of numerators
Numerator for projected EPS-diluted	$4,815	$5,165	$19,110	$21,810
Real estate related depreciation and amortization	14,195	14,195	62,944	62,944
Minority interests-common units (gross)	1,181	1,267	4,688	5,351
Numerator for projected diluted FFO per share	$20,191	$20,627	$86,742	$90,105

Reconciliation of denominators
Denominator for projected EPS-diluted	38,592	38,592	40,196	40,196
Common units	8,544	8,544	8,544	8,544
Denominator for projected diluted FFO per share	47,136	47,136	$48,740	$48,740
Earnings per share - diluted	$0.12	$0.13	$0.48	$0.54
Funds from operations per share - diluted	$0.43	$0.44	$1.78	$1.85